DGSE COMPANIES, INC.
FORM OF OPTION GRANT AGREEMENT

This Option Grant Agreement (this “Option Agreement”) is entered into as of September ____, 2011 (the “Date of Grant”), by and between ________________________ (the “Optionee”) and DGSE Companies, Inc., a Nevada corporation (the “Company”), in connection with that certain Agreement and Plan of Merger, dated September 12, 2011, by and among the Company, SBT, Inc. (“MergerSub”), Southern Bullion Trading, LLC (“SBT”), NTR Metals LLC and the members of Southern Bullion Trading LLC (the “Merger Agreement”), whereby SBT will merge with and into MergerSub, with the MergerSub as the surviving entity (the “Surviving Entity”).  Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Merger Agreement.

1.           Grant of Option.  The Company hereby grants to Optionee an option (the “Option”) to purchase the number of shares of the Company’s Common Stock set forth below (the “Option Shares”), at the exercise price set forth below, subject to the terms and conditions of this Option Agreement, and upon the occurrence of certain specified events, as follows:

Exercise Price Per Share	_________ (Closing price as of the Date of Grant)
Total Number of Option Shares Granted	_________
Total Exercise Price	_________
Type of Option:	Nonqualified Stock Option
Term/Expiration Date:	5 years from Date of Grant

2.           Vesting.

(a)           Vesting Schedule. Optionee’s Option to purchase up to ________ (____) Option Shares shall vest upon the first anniversary of the Date of Grant (the “Vesting Date”), provided, however, that (i) the Option Shares shall not vest if the net operating income of the Surviving Entity (as calculated in accordance with GAAP) does not exceed two million five hundred thousand dollars ($2,500,000) in the period beginning on October 1, 2011 and ending on September 30, 2012 (the “Vesting Period”), and (ii) the Option Shares shall not vest if the Optionee does not remain in Service for the entire Vesting Period for any reason.

(b)           Covenants of the Company.  During the Vesting Period, the Company shall cause the Surviving Entity to operate its business after the date hereof in good faith and in a commercially reasonable manner so as to provide a commercially reasonable opportunity to attain the net operating income target set forth in Section 2(a).

(c)           Determination of Net Operating Income.  Determinations relating to net operating income of the Surviving Entity shall be made by the Board in good faith as promptly as practicable following the expiration of the Vesting Period based on unaudited financial statements of the Surviving Entity for such period.  The Optionee and its representatives shall be afforded a reasonable opportunity, upon reasonable advance notice and during business hours, to review the Board’s determination, ask the Board questions regarding its determination and review the books, records, work papers and written procedures, and have access to the applicable personnel, used to calculate the net operating income of the Surviving Entity.  The Optionee and the Company will work together in good faith to resolve any disputed items.

3.           Exercise of Option.

(a)           Right to Exercise; Term of Option.  This Option shall be exercisable by Optionee with respect to all vested Option Shares from the time such Option Shares vest (in accordance with the terms of Section 2) until the fifth anniversary of the Date of Grant (the “Term”), subject to the terms and conditions set forth in this Option Agreement.  This Option may only be exercised in whole and may not be exercised in part.

(b)           Method of Exercise.  This Option shall be exercisable by written notice (in substantially the form attached hereto as Exhibit A) which shall state the election to exercise the Option, the number of Option Shares in respect of which the Option is being exercised, and such other representations and agreements as to the Optionee’s investment intent with respect to the Option Shares.  Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company.  The written notice shall be accompanied by payment of the aggregate exercise price for the Option Shares in respect of which the Option is being exercised, payable in the manner set forth in Section 4.

(c)           Date of Exercise, Transfer.  This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the aggregate exercise price of the Option Shares in respect of which the Option is being exercised.  Assuming compliance with all other provisions of this Option Agreement, for income tax purposes the Option Shares shall be considered transferred to the Optionee on the date on which the Option is exercised.

4.           Payment of Aggregate Exercise Price.

(a)           Method of Payment.  Payment of the aggregate exercise price for the Option Shares in respect of which the Option is being exercised shall become immediately due upon exercise of this Option and shall be payable in cash or check made payable to the Company.

(b)           Taxes.  The Optionee shall, upon notification of the amount due (if any) as a result of the exercise of the Option and prior to or concurrent with delivery of the certificate representing the Option Shares, pay to the Company the amounts necessary to satisfy applicable federal, state and local tax withholding requirements.

5.           Restrictions on Exercise.  This Option may not be exercised if the issuance of such Option Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other laws or regulations, including any rule under Part 207 of Title 12 of the Code of Federal Regulations as promulgated by the Federal Reserve Board.  In addition, the Board shall have the sole discretion to impose such conditions, restrictions and limitations (including suspending exercise of the Option and the tolling of any applicable exercise period during such suspension) on the issuance of Common Stock with respect to the Option unless and until the Board determines that such issuance complies with (a) any applicable registration requirements under the Securities Act (or the Board has determined that an exemption therefrom is available), (b) any applicable listing requirement of any Stock Exchange on which the Common Stock is listed, (c) any written, generally applicable Company policy or administrative rules, and (d) any other applicable provision of state or federal law.

6.           Limited Transferability of Option.  This Option shall be exercisable only by the Optionee during his lifetime and shall not be assignable or transferable, other than by will or by the applicable laws of inheritance and as permitted under the Code following the Optionee’s death.  The terms and conditions of this Option Agreement, including (without limitation) the limited time period during which this Option may be exercised following the Optionee’s death, shall be binding upon the executors, administrators, heirs, successors and permitted assigns of the Optionee.  In consideration for and as a condition of the grant of the Options, Optionee further agrees to deliver to the Company a Lockup Agreement relating to the Options Shares, in form attached hereto as Exhibit B, and a Registration Rights Agreement relating to the Option Shares, in form attached hereto as Exhibit C.

7.           Effect of Termination, Disability or Death.  The following provisions shall govern the exercise of this Option at or after the time of cessation of Service of the Optionee:

(a)           Should the Optionee cease to remain in Service for any reason other than Misconduct, including for reasons of death or Disability, then the Optionee or the representative of the estate of Optionee shall have a period of three (3) months following the date of such cessation of Service during which to exercise this Option as to shares that vested on or prior to the date of cessation.  Upon such cessation of Service, this Option shall immediately terminate and cease to be outstanding with respect to any and all Option Shares which are not, at the time, vested.

(b)           Under no circumstances, however, shall this Option be exercisable after the expiration of the Term.

(c)           Upon the earlier of expiration of the applicable exercise period or upon the expiration of the Term, this Option shall terminate and cease to be outstanding for any vested Option Shares for which this Option has not been exercised.

(d)           Should Optionee’s Service be terminated for Misconduct or should the Optionee otherwise engage in Misconduct while holding this Option Agreement, then the Option and this Option Agreement (whether any or all Option Shares are vested or not) shall terminate immediately and cease to remain outstanding.

(e)           The Board, at its discretion, may allow the continuation of the Option and the Option Agreement upon the cessation of Service by the Optionee on any terms the Board deems advisable and in the best interests of the Company.

8.           Changes in Capital Structure.  The Optionee agrees and acknowledges that the Company shall have the right at any time and from time to time after the date of this Option Agreement to authorize additional classes or series of capital stock, some of which may entitle the holders thereof to greater rights than the holders of the Common Stock for which this Option is exercisable, and to issue such shares, subject only to the limits imposed by applicable laws.  In the event of any corporate event or transaction (including, but not limited to, a change in the Common Stock or the capitalization of the Company) such as a reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, a combination or exchange of Common Stock, dividend in kind, or other like change in capital structure, number of outstanding shares of Common Stock, distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Board, in order to prevent dilution or enlargement of the Optionee’s rights under this Option Agreement, shall make equitable and appropriate adjustments and substitutions, as applicable, to or of the number and kind of shares subject to the Option, the exercise price for such shares, and other determinations applicable to the Option.  In addition, in the event of a merger, reorganization, consolidation, exchange, transfer of assets or other transaction having similar effect involving the Company in which the Company is not the surviving corporation, the Option shall be subject to the agreement governing the transaction, which may provide, without limitation, for the assumption of the Option by the surviving corporation or its parent or subsidiary, for the substitution by the surviving corporation or its parent or subsidiary of its own awards for such Option, for accelerated vesting and accelerated expiration, or for settlement in cash or cash equivalents.

9.           Tax Consequences.  The grant and/or exercise of the Option will have federal and state income tax consequences.  THE OPTIONEE SHOULD CONSULT A TAX ADVISOR UPON THE GRANT OF THE OPTION AND BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES ACQUIRED UPON EXERCISE.

10.           Entire Agreement; Governing Law.  This Option Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and this Option Agreement may not be amended except by means of a writing signed by the Company and Optionee.  This Option Agreement is governed by Nevada law except for that body of law pertaining to conflict of laws.

11.           Warranties, Representations and Covenants.  The undersigned Optionee warrants and represents that he: (a) has received, read and understood this Option Agreement and agrees to abide by and be bound by its terms and conditions, (b) is acquiring such shares of Common Stock for his own account for investment and not for resale or with a view to distribution thereof in violation of the Securities Act; and (c) is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act.  The undersigned’s financial condition is such that he is able to bear the risk of holding such securities for an indefinite period of time and the risk of loss of its entire investment.  The undersigned has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company.  Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions relating to this Option Agreement.  Optionee further agrees to notify the Company upon any change in the residence address indicated below.  OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER).  OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS OPTION AGREEMENT SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE.

12.           Relation to Other Benefits; Termination of Employment.  Any economic or other benefit to the Optionee under this Option Agreement will not be taken into account in determining any benefits to which the Optionee may be entitled under any profit-sharing, retirement or similar benefit or compensation plan maintained by the Company and will not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company.  No provision of this Option Agreement will limit in any way whatsoever any right that the Company may otherwise have to terminate the employment or adjust the compensation of the Optionee at any time.

13.           Certain Definitions.  For purposes of this Option Agreement, the following terms shall have the following meanings:

(a)           “Board” shall mean the Company’s Board of Directors.

(b)           “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c)           “Common Stock” shall mean the Company’s common stock, par value $0.01 per share.

(d)           “Disability” shall mean the inability of the Optionee, in the opinion of a qualified physician mutually acceptable to the Company and the Optionee, to perform the major duties of the Optionee’s position with the Company because of the sickness or injury of the Optionee.

(e)           “Fair Market Value” per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)           If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing sales price per share of Common Stock on the date in question on the Stock Exchange determined by the Board to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange.  If there is no closing sales price for the Common Stock on the date in question, then the Fair Market Value shall be the closing sales price on the last preceding date for which such quotation exists.

(ii)           If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the NASDAQ Global Market or the NASDAQ Capital Market, then the Fair Market Value shall be determined by the Board of Directors of the Company after taking into account such factors as the Board shall deem appropriate.

(f)           “Misconduct” shall mean (i) “Cause” as defined in the Optionee’s employment agreement with the Company (or any Parent or Subsidiary) or (ii) if the Optionee has not entered into an  employment agreement with the Company (or any Parent or Subsidiary), the commission of any act of fraud, embezzlement or intentional dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Company (or any Parent or Subsidiary), or any other intentional misconduct by Optionee which in each case has a material adverse effect on the business or affairs of the Company (or any Parent or Subsidiary).  The foregoing clause (ii) of this definition shall not be deemed to be inclusive of all the acts or omissions which the Company (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of Optionee in the Service of the Company (or any Parent or Subsidiary).

(g)           “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(h)           “Securities Act” shall mean the Securities Act of 1933, as amended.

(i)           “Service” shall mean the employment by the Company (or any Parent or Subsidiary) of the Optionee.

(j)           “Stock Exchange” shall mean the New York Stock Exchange or the NYSE Amex.

(k)           “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of such corporations other than the last corporation in the such chain owns, at the time of the determination, stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

14.           Further Assurances.  As a condition to receipt of the Option and any exercise hereunder, the Optionee agrees, upon demand of the Company, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company, to implement the provisions and purposes of this Option Agreement.

15.           Recovery of Compensation in Connection with Financial Restatement.  Notwithstanding any other provision of this Option Agreement to the contrary, if the Board in good faith determines that the Company is required to restate its financial statements due to material noncompliance with any financial reporting requirement under the law, and such restatement is not the result of misconduct by the Board or the management of the Company, the Optionee shall be required to reimburse the Company for any amounts earned or payable with respect to the Option to the extent required by and otherwise in accordance with applicable law.

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IN WITNESS WHEREOF, the Company and Optionee have each caused this Option Agreement to be executed as of the date first set forth above.

THE COMPANY:

DGSE Companies, Inc.

By:
	Name:	Dr. L. S. Smith
	Title:	Chief Executive Officer

OPTIONEE:

Signature

Print Name

Residence Address

Area Code/Telephone Number

Exhibit A to Option Grant Agreement

DGSE COMPANIES, INC.

EXERCISE NOTICE

DGSE Companies, Inc.
11311 Reeder Road
Dallas, TX 75229-3408

Attention: Secretary

1.      Exercise of Option.  Effective as of today, ________________, 20___, the undersigned (“Purchaser”) hereby elects to purchase __________ shares (the “Option Shares”) of the Common Stock, par value $0.01 per share (the “Common Stock”), of DGSE Companies, Inc. (the “Company”) under and pursuant to the Option Grant Agreement dated September_____, 2011(the “Option Agreement”).  The exercise price for the Option Shares shall be $________ per share, as specified in the Option Agreement.

2.      Delivery of Payment.  The undersigned Purchaser herewith encloses the cash or a certified or cashier’s check (drawn in favor of the Company) in the amount of $__________ in payment of the aggregate exercise price.

3.      Representations of Purchaser.  Purchaser hereby represents and warrants as follows:

(a)           Purchaser acknowledges that he has received, read and understood the Option Agreement and agrees to abide by and be bound by its terms and conditions.

(b)           Purchaser is acquiring such shares of Common Stock for its own account for investment and not for resale or with a view to distribution thereof in violation of the Securities Act of 1933, as amended, and the regulations promulgated thereunder (the “Securities Act”); and

(c)           Purchaser is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act.  The undersigned’s financial condition is such that he is able to bear the risk of holding such securities for an indefinite period of time and the risk of loss of its entire investment.  The undersigned has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company.

4.      Rights as Shareholder.  The Purchaser shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Option Shares for which such Option is exercised, including, but not limited to, rights to vote or to receive dividends, unless and until the Purchaser has satisfied all requirements for exercise of the Option pursuant to its terms and the certificates evidencing such Option Shares have been issued or the Purchaser has been determined to be a record holder of such Option Shares by the transfer agent of the Company.  A share certificate for the number of Option Shares so acquired shall be issued to the Purchaser as soon as practicable after exercise of the Option.  No adjustment will be made for a dividend or other right for which the record date is prior to the date on which all the conditions set forth above are satisfied, except adjustments in accordance with Section 8 of the Option Agreement.

5.      Tax Provisions.  The Board shall determine the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any income recognized by the Purchaser with respect to the exercise of the Option, and the Optionee shall be required to meet any applicable tax withholding obligation in accordance with Section 4(b) of the Option Agreement.  Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Option Shares.  Purchaser represents that Purchaser has consulted with any tax consultant or consultants Purchaser deems advisable in connection with the purchase or disposition of the Option Shares and that Purchaser is not relying on the Company for any tax advice.

6.      Entire Agreement; Governing Law.  The Option Agreement is incorporated herein by reference.  This Exercise Notice and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and this Exercise Notice may not be amended except by means of a writing signed by the Company and Purchaser.  This Exercise Notice is governed by Nevada law except for that body of law pertaining to conflict of laws.

Submitted by:		Accepted by:

PURCHASER:		THE COMPANY:

DGSE COMPANIES, INC.

By:
Signature

Its:
Print Name

Address:	Address:

Exhibit B to Option Grant Agreement

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of September____, 2011, by and between DGSE Companies, Inc., a Nevada corporation (the “Company”), and the undersigned option holder of the Company (the “Optionholder”) who is acquiring an aggregate of ___________________ (________) options (the “Options”) to purchase shares (the “Option Shares”)of the common stock of the Company, par value $0.01 per share (the “Common Stock”), pursuant to that certain Option Grant Agreement, dated September _______, 2011, by and among the Company and the Optionholder (the “Option Agreement”).

WHEREAS, upon exercise of the Options granted to the Optionholder in accordance with the terms of the Option Agreement, the Optionholder will be entitled to receive the number of Option Shares set forth in the Option Agreement; and

WHEREAS, in order to facilitate the consummation of the transactions contemplated by the Option Agreement and to provide for an orderly market for the Common Stock, the Optionholder has agreed to enter into this Agreement and to thereby restrict the sale, offer for sale, pledge, assignment, transfer, conveyance, hypothecation, alienation or any other disposition of the Option Shares received by the Optionholder, all on the terms set forth below.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
The Optionholder expressly agrees that the Optionholder will not make or cause to be made any sale, offer for sale, transfer, pledge, assignment, conveyance, hypothecation, alienation or any other disposition, of the Options prior to the exercise of the Options pursuant to the terms of the Option Agreement.  Further, the Optionholder expressly agrees that the Optionholder will not make or cause to be made any sale, offer for sale, transfer, pledge, assignment, conveyance, hypothecation, alienation or any other disposition, of the Option Shares received by the Optionholder, without Company’s prior written consent, earlier than the two-year anniversary of the date on which the Options are exercised by each of the Optionholder.  The foregoing sentence shall not apply:

(a)           to transfers of Option Shares as a bona fide gift;

(b)           to transfers of Option Shares by will or intestacy or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned;

(c)           to distributions of Option Shares by a trust to its beneficiaries or a trustor;

(d)           if the Optionholder is a corporation, partnership, limited liability company, trust or other business entity and it (i) transfers Option Shares to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended (the “1933 Act”)) of the undersigned or to any business entity that is managed and governed by the same management company as the Shareholder; or

(e)           transfers to the Company.

In the case of any transfer or distribution pursuant to clause (a), (b), (c) or (d), each donee, trustee, distributee or transferee shall sign and deliver a lock-up letter substantially in the form of this Agreement.

2.
(a)            In the event of a firmly-underwritten public offering of the Company’s Common Stock or other equity interest of the Company for the account of the Company registered under the 1933 Act, by a nationally recognized investment bank resulting in at least US $35,000,000 in gross proceeds (before underwriters’ discounts and selling commissions) to the Company (the “Public Offering”), the Optionholder agrees that for a period of six (6) months commencing on the effective date of the registration statement filed under the 1933 Act relating to the Public Offering (the “Lock-up Period”), the Optionholder will not offer, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any of the Option Shares.  In order to enable the Company to enforce the aforesaid restrictions on transfer, the Optionholder hereby agrees that the Company may impose stop-transfer instructions with respect to the Option Shares, owned beneficially or of record by the Optionholder until the end of such six (6) months period.

(b)           In the event that the Financial Industry Regulatory Authority (“FINRA”), or any other state or federal regulatory authority requires that the Lock-Up Period be extended in connection with the Public Offering, the Optionholder agrees that the Optionholder will execute any agreements and other documents to extend the Lock-Up Period to the extent required by FINRA or such other regulatory authority.

(c)           Any one or more of the restrictions set forth in this Section 2: (i) may be waived by the board of directors of the Company if it determines in good faith and in the exercise of its fiduciary duties that such waiver would be in the best interests of the Company and its shareholders for any valid business purpose, including, without limitation, to increase the liquidity of the Common Stock; and (ii) will be null and void upon the consummation of any tender offer to purchase all or substantially all of the Company’s issued and outstanding securities or any merger, consolidation or other reorganization of the Company with or into an unaffiliated person or entity if such transaction is approved by the affirmative vote of the requisite number of record and beneficial owners of the Company’s Common Stock then outstanding and entitled to vote on such transaction.

3.
To the extent not inconsistent with applicable law, if any or all of the Option Shares are included in an effective registration statement filed with the Securities Exchange Commission, the Optionholder agrees not to effect any public sale or distribution of the issue being registered or a similar security of the Company, or any securities exercisable for such securities, including a sale pursuant to Rule 144 under the 1933 Act, during the fourteen (14) days prior to, and during the one hundred eighty (180) day period beginning on, the effective date of such registration statement (except as part of the registration), if and to the extent requested by the managing underwriter or underwriters in the case of an underwritten public offering.

4.
In the event of a tender offer to purchase all or substantially all of the Company’s issued and outstanding securities, or a merger, consolidation or other reorganization, and if the Company or the entity makes a public announcement that the minimum tender condition for any such tender offer has been satisfied or if the requisite number of the record and beneficial owners of Company securities then outstanding are voted in favor of such merger, consolidation or reorganization, and such tender offer, merger, consolidation or reorganization is completed, this Agreement shall terminate as of the closing of such event, and the Option Shares restricted pursuant hereto shall be immediately released from the restrictions contained herein.

5.
The restrictions covered by this Agreement shall be appropriately adjusted should the Company make a dividend or distribution, undergo a forward split or a reverse split or otherwise reclassify its shares of Common Stock.

6.	This Agreement may be executed in any number of counterparts with the same force and effect as if all parties had executed the same document.

7.
All notices, instructions or other communications required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by email (receipt confirmed), certified mail, return receipt requested, overnight delivery or hand-delivered to all parties to this Agreement, to the Company at 11311 Reeder Road, Dallas, Texas 75229, Attn: Dr. L.S. Smith, and to the Optionholder at the address set forth on the signature page.  All notices shall be deemed to be given on the same day if delivered by hand or on the following business day if sent by overnight delivery or the second business day following the date of mailing.

8.
The sale and transfer restrictions on the Options and the Option Shares set forth in this Agreement shall be in addition to all other restrictions on transfer imposed by applicable United States and state securities laws, rules and regulations.

9.
This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, and may not be amended except by a written instrument executed by the parties hereto.  Each party to this Agreement hereby acknowledges that it has not received or relied upon any statements or representations by any other party or its agents which are not expressly set forth herein.

10.
This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts entered into and to be performed wholly within said State; and Company and the Optionholder agree that any action based upon this Agreement may be brought exclusively in the United States and state courts located in Texas, and each submits itself to the jurisdiction of such courts for all purposes hereunder.

11.	In the event of default hereunder, the non-defaulting parties shall be entitled to recover reasonable attorney’s fees incurred in the enforcement of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written hereinabove.

DGSE COMPANIES, INC.,
a Nevada corporation

By:
	Name:	Dr. L.S. Smith
	Title:	Chairman & Chief Executive Officer

OPTIONHOLDER

Address:
Fax:
Email:

Exhibit C to Option Grant Agreement

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of September ___, 2011, by and between DGSE Companies, Inc., a Nevada corporation (the “Company”) and the undersigned option holder (the “Optionholder”).

RECITALS:

WHEREAS, the Optionholder is acquiring an aggregate of ______________ (_______) options to purchase shares of the common stock of the Company, par value $0.01 per share (the “Common Stock”), pursuant to that certain Option Grant Agreement, dated September ___, 2011, by and among the Company and the Optionholder (the “Option Agreement”); and

WHEREAS, the Company desires to grant to the Optionholder certain registration rights relating to the shares of Common Stock issuable to the Optionholder upon exercise of the Options pursuant to the terms of the Option Agreement (the “Option Shares”); and the Optionholder desires to obtain such registration rights, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual premises, representations, warranties and conditions set forth in this Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Definitions and References. For purposes of this Agreement, in addition to the definitions set forth above and elsewhere herein, the following terms shall have the following meanings:

(a)           The term “Commission” shall mean the Securities and Exchange Commission and any successor agency.

(b)           The terms “register”, “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act (as herein defined) and the declaration or ordering of effectiveness of such registration statement or document.

(c)           For purposes of this Agreement, the term “Registrable Stock” shall mean (i) the Option Shares, (ii) any shares of Common Stock issued or issuable to Optionholder as a result of its ownership of the Option Shares by way of a stock split, reorganization, merger or consolidation, and (iii) any Common Stock issued or issuable to Optionholder as a dividend on the Option Shares.  For purposes of this Agreement, any Registrable Stock shall cease to be Registrable Stock when (v) a registration statement covering such Registrable Stock has been declared effective and such Registrable Stock has been disposed of pursuant to such effective registration statement, (w) such Registrable Stock is sold pursuant to Rule 144 (or any similar provision then in force) under the 1933 Act, (x) such Registrable Stock is eligible to be sold pursuant to Rule 144 under the 1933 Act without being subject to any volume limitations except for volume limitations imposed upon the Holder of such Registrable Stock as a result of the Holder’s status as an affiliate (within the meaning of Rule 144 under the 1933 Act) of the Company, (y) such Registrable Stock has been otherwise transferred, no stop transfer order affecting such stock is in effect and the Company has delivered new certificates or other evidences of ownership for such Registrable Stock not bearing any legend indicating that such shares have not been registered under the 1933 Act, or (z) such Registrable Stock is sold by a person in a transaction in which the rights under the provisions of this Agreement are not assigned.

(d)           The term “Holder” shall mean the Optionholder or any transferee or assignee thereof to whom the rights under this Agreement are assigned in accordance with Section 8 hereof, provided that the Optionholder or such transferee or assignee shall then own the Registrable Stock.

(e)           The term “1933 Act” shall mean the Securities Act of 1933, as amended.

(f)           An “affiliate of such Holder” shall mean a person who controls, is controlled by or is under common control with a Holder, or the spouse or children (or a trust exclusively for the benefit of the spouse and/or children) of a Holder, or, in the case of a Holder that is a partnership, its partners.

(g)           The term “Person” shall mean an individual, corporation, partnership, trust, limited liability company, unincorporated organization or association or other entity, including any governmental entity.

(h)           The term “Requesting Holder” shall mean a Holder or Holders of in the aggregate at least a majority of the Registrable Stock.

(i)           References in this Agreement to any rules, regulations or forms promulgated by the Commission shall include rules, regulations and forms succeeding to the functions thereof, whether or not bearing the same designation.

2.
Incidental Registration.  Commencing immediately after the date of Closing (as defined in the Merger Agreement), if the Company determines that it shall file a registration statement under the 1933 Act (other than a registration statement on a Form S-4 or S-8 or filed in connection with an exchange offer or an offering of securities solely to the Company’s existing stockholders) on any form that would also permit the registration of the Registrable Stock and such filing is to be on its behalf and/or on behalf of selling holders of its securities for the general registration of its Common Stock to be sold for cash, at each such time the Company shall promptly give each Holder written notice of such determination setting forth the date on which the Company proposes to file such registration statement, which date shall be no earlier than thirty (30) days from the date of such notice, and advising each Holder of its right to have Registrable Stock included in such registration. Upon the written request of any Holder received by the Company no later than twenty (20) days after the date of the Company’s notice, the Company shall use commercially reasonable efforts to cause to be registered under the 1933 Act all of the Registrable Stock that each such Holder has so requested to be registered. If, in the written opinion of the managing underwriter or underwriters (or, in the case of a non-underwritten offering, in the written opinion of the placement agent, or if there is none, the Company), the total amount of such securities to be so registered, including such Registrable Stock, will exceed the maximum amount of the Company’s securities which can be marketed (i) at a price reasonably related to the then current market value of such securities, or (ii) without otherwise materially and adversely affecting the entire offering, then the amount of Registrable Stock to be offered for the accounts of Holders shall be reduced pro rata to the extent necessary to reduce the total amount of securities to be included in such offering to the recommended amount; provided, that if securities are being offered for the account of other Persons as well as the Company, such reduction shall not represent a greater fraction of the number of securities intended to be offered by Holders than the fraction of similar reductions imposed on such other Persons other than the Company over the amount of securities they intended to offer.

3.	Holdback Agreement - Restrictions on Public Sale by Holder.

(a)           To the extent not inconsistent with applicable law, each Holder whose Registrable Stock is included in a registration statement agrees not to effect any public sale or distribution of the issue being registered or a similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the 1933 Act, during the fourteen (14) days prior to, and during the ninety (90) day period beginning on, the effective date of such registration statement (except as part of the registration), if and to the extent requested by the Company in the case of a nonunderwritten public offering or if and to the extent requested by the managing underwriter or underwriters in the case of an underwritten public offering.

(b)           Restrictions on Public Sale by the Company and Others.  The Company agrees (i) not to effect any public sale or distribution of any securities similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities, during the fourteen (14) days prior to, and during the ninety (90) day period beginning on, the effective date of any registration statement in which Holders are participating (except as part of such registration), if and to the extent requested by the Holders in the case of a non-underwritten public offering or if and to the extent requested by the managing underwriter or underwriters in the case of an underwritten public offering; and (ii) that any agreement entered into after the date of this Agreement pursuant to which the Company issues or agrees to issue any securities convertible into or exchangeable or exercisable for such securities (other than pursuant to an effective registration statement) shall contain a provision under which holders of such securities agree not to effect any public sale or distribution of any such securities during the periods described in (i) above, in each case including a sale pursuant to Rule 144 under the 1933 Act.

4.
Expenses of Registration.  The Company shall bear all expenses incurred in connection with each registration pursuant to Section 2 of this Agreement, excluding underwriters’ discounts and commissions, but including, without limitation, all registration, filing and qualification fees, word processing, duplicating, printers’ and accounting fees (including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance), exchange listing fees or National Association of Securities Dealers fees, messenger and delivery expenses, all fees and expenses of complying with securities or blue sky laws, fees and disbursements of counsel for the Company.  The selling Holders shall bear and pay the underwriting commissions and discounts applicable to the Registrable Stock offered for their account in connection with any registrations, filings and qualifications made pursuant to this Agreement and the selling Holders shall pay the legal fees of their counsel in connection with such registrations.

5.	Indemnification and Contribution.

(a)           Indemnification by the Company.  The Company agrees to indemnify, to the full extent permitted by law, each Holder, its officers, directors and agents and each Person who controls such Holder (within the meaning of the 1933 Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein (in case of a prospectus or preliminary prospectus, in the light of the circumstances under which they were made) not misleading. The Company will also indemnify any underwriters of the Registrable Stock, their officers and directors and each Person who controls such underwriters (within the meaning of the 1933 Act) to the same extent as provided above with respect to the indemnification of the selling Holders.

(b)           Indemnification by Holders. In connection with any registration statement in which a Holder is participating, each such Holder will furnish to the Company in writing such information with respect to such Holder as the Company reasonably requests for use in connection with any such registration statement or prospectus and agrees to indemnify, to the extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact or any omission or alleged omission of a material fact required to be stated in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information with respect to such Holder so furnished in writing by such Holder. Notwithstanding the foregoing, the liability of each such Holder under this Section 5(b) shall be limited to an amount equal to the initial public offering price of the Registrable Stock sold by such Holder, unless such liability arises out of or is based on willful misconduct of such Holder.

(c)           Conduct of Indemnification Proceedings.  Any Person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such Person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such Person will claim indemnification or contribution pursuant to this Agreement and, unless in the reasonable judgment of such indemnified party, a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claims with counsel reasonably satisfactory to such indemnified party.  Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). Failure by such Person to provide said notice to the indemnifying party shall itself not create liability except to the extent of any injury caused thereby. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one (1) counsel with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

(d)           Contribution.  If for any reason the indemnity provided for in this Section 5 is unavailable to, or is insufficient to hold harmless, an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties; and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in this Section 5, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

If indemnification is available under this Section 5, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 5(a) and 5(b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 5.

6.
Participation in Underwritten Registrations.  No Holder may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder’s securities on the basis provided in any underwriting arrangements approved by the Holders entitled hereunder to approve such arrangements, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

7.
Rule 144.  The Company covenants that it will file the reports required to be filed by it under the 1933 Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted by the Commission thereunder; and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Stock without registration under the 1933 Act within the limitation of the exemptions provided by (a) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

8.
Transfer of Registration Rights.  The registration rights of any Holder under this Agreement with respect to any Registrable Stock may be transferred to any transferee of such Registrable Stock; provided that there shall be no more than twenty (20) transferees; provided further  that such transfer may otherwise be effected in accordance with applicable securities laws; provided further, that the transferring Holder shall give the Company written notice at or prior to the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being transferred; provided further, that such transferee shall agree in writing, in form and substance satisfactory to the Company, to be bound as a Holder by the provisions of this Agreement; and provided further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by such transferee is restricted under the 1933 Act. Except as set forth in this Section 8, no transfer of Registrable Stock shall cause such Registrable Stock to lose such status.

9.
Exchange Listing.  Upon the expiration of the period in which the Optionholder has agreed not to trade the Option Shares pursuant to that certain Lockup Agreement, dated as of the date hereof, by and between the Company and the Optionholder, the Company will use its commercially reasonable efforts to list the Option Shares on the NYSE Amex Equities stock exchange (the “NYSE Amex Exchange”) such that, upon (i) the expiration of the holding period set forth in Rule 144 of the 1933 Act applicable to the Option Shares or (ii) an effective resale registration statement in compliance with the requirements of the 1933 Act, the Option Shares may be traded on the NYSE Amex Exchange.

10.
Mergers, Etc.  The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation unless the proposed surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to “Registrable Stock” shall be deemed to be references to the securities which the Holders would be entitled to receive in exchange for Registrable Stock under any such merger, consolidation or reorganization; provided, however, that the provisions of this Section 10 shall not apply in the event of any merger, consolidation or reorganization in which the Company is not the surviving corporation if each Holder is entitled to receive in exchange for its Registrable Stock consideration consisting solely of (i) cash, (ii) securities of the acquiring corporation which may be immediately sold to the public without registration under the 1933 Act, or (iii) securities of the acquiring corporation which the acquiring corporation has agreed to register within ninety (90) days of completion of the transaction for resale to the public pursuant to the 1933 Act.

11.	Miscellaneous.

(a)           No Inconsistent Agreements.  The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders in this Agreement.

(b)           Remedies.  Each Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive (to the extent permitted by law) the defense in any action for specific performance that a remedy of law would be adequate.

(c)           Amendments and Waivers.  The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of the Holders of at least a majority of the Registrable Stock affected by such amendment, modification, supplement, waiver or departure.

(d)           Successors and Assigns.  Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(e)           Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas applicable to contracts made and to be performed wholly within that state, without regard to the conflict of law rules thereof.

(f)            Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(g)           Headings.  The headings in this Agreement are used for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

(h)           Notices.  Any notice required or permitted under this Agreement shall be given in writing and shall be delivered in person or by fax, email or by overnight courier guaranteeing no later than second business day delivery, directed to (i) the Company at the address set forth below its signature hereof or (ii) a Holder at the address of the Administrator set forth below its signature hereof. Any party may change its address for notice by giving ten (10) days advance written notice to the other parties. Every notice or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, or on the date actually received, if sent by telecopy or overnight courier service, with receipt acknowledged.

(i)            Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Holders shall be enforceable to the fullest extent permitted by law.

(j)            Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(k)           Enforceability.  This Agreement shall remain in full force and effect notwithstanding any breach or purported breach of, or relating to, the Merger Agreement.

(l)            Recitals.  The recitals are hereby incorporated in the Agreement as if fully set forth herein.

(m)          Attorneys Fees.  If any action is necessary to enforce or interpret the terms of this agreement, the prevailing party shall be entitled to reasonable attorneys’ fees and costs, in addition to any other relief to which he is or may be entitled. This provision shall be construed as applicable to the entire agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written hereinabove.

DGSE COMPANIES, INC., a Nevada corporation

By:
	Name:	Dr. L.S. Smith
	Title:	Chairman & Chief Executive Officer
Address:
Fax:
Email:

OPTIONHOLDER

Address:
Fax:
Email: